Exhibit 23(b)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Lindsay Corporation:

We consent to the use of our reports dated October 15, 2014 with respect to the consolidated financial statements and related financial statement schedule, and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP

Omaha, Nebraska

June 1, 2015